UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
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                             THOMAS NELSON, INC.
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               (Name of Registrant as Specified in its Charter)

                               Not Applicable
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     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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The following press release was issued on April 17, 2006:


For Immediate Release


Date:     April 17, 2006

Contact:  Joe Powers, Executive Vice President
          P.O. Box 141000
          Nashville, TN  37214
          Phone:  (615) 902-1300
          Fax:    (615) 883-6353
          Website: www.thomasnelson.com



             Thomas Nelson Special Shareholder Meeting Slated

Nashville, TN. April 17, 2006. Thomas Nelson, Inc. (NYSE: TNM) announced today that it set a Special Meeting of Shareholders for Thursday, June 8, 2006 at 10:00 a.m. Central Standard Time at the Sheraton Music City, located at
777 McGavock Pike, Nashville, Tennessee 37214. Shareholders of record at the close of business on April 26, 2006 are entitled to vote at the meeting and will receive a notice of the meeting and other appropriate Proxy materials, which are scheduled to be mailed on or about May 1, 2006.

The purpose of this meeting is for the Shareholders to consider and vote on the Agreement and Plan of Merger between Thomas Nelson, Inc. and Faith Media Holdings, LLC, which is controlled by InterMedia Partners VII, LP. The agreement provides for the acquisition of Thomas Nelson by Faith Media and was entered into on February 21, 2006.

Thomas Nelson, based in Nashville, Tennessee, is a leading publisher and distributor of products emphasizing Christian, inspirational and family value themes and believes it is the largest English-language publisher of Bibles and inspirational products and one of the ten largest publishers overall.

InterMedia Partners VII, LP is a private equity investment firm that makes mid- to large-size investments in media companies.

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Thomas
Nelson may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of the purchaser to obtain financing or the failure to satisfy the other closing conditions. These factors and other factors that may affect the business or financial results of Thomas Nelson are described in Thomas Nelson's filings with the SEC, including in its annual report on Form 10-K for the fiscal year ended March 31, 2005.

Thomas Nelson's stock is listed on the New York Stock Exchange (TNM-NYSE).

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